Exhibit 99.1

Yield10 Bioscience Announces Pricing of $5.2 Million Public Offering
and Concurrent Private Placement

WOBURN, Mass., Aug. 22, 2020 (GLOBENEWSWIRE) -- Yield10 Bioscience, Inc. (Nasdaq: YTEN), an agricultural bioscience company, today announced the pricing of its underwritten public offering of 835,000 shares of its common stock at a public offering price of $4.25 per share. The gross proceeds from the public offering will be approximately $3.5 million, before deducting underwriting discounts and commissions and estimated offering expenses. In addition, Yield10 also announced that investors affiliated with existing investor Jack W. Schuler, have agreed to purchase 396,450 shares of Yield10’s common stock pursuant to a securities purchase agreement with Yield10 at the same price per share as in the public offering, in a separate private placement transaction that is expected to close concurrently with the public offering. The gross proceeds from the private placement will be approximately $1.7 million. All shares in the public offering and private placement are to be sold by Yield10.

The public offering and private placement are expected to close concurrently on or about August 26, 2020, subject to customary closing conditions.

Maxim Group LLC is acting as the sole book-running manager for the public offering.

Yield10 also has granted to the underwriter a 45-day option to purchase up to an additional 125,250 shares of common stock, at the public offering price less discounts and commissions.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (SEC) on April 1, 2020 and declared effective on April 10, 2020. A preliminary prospectus supplement describing the terms of the public offering has been filed with the SEC. A final prospectus supplement will be filed with the SEC and will form a part of the effective registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the public offering may be obtained by contacting Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, or by telephone at (212) 895-3745.

The shares being sold in the private placement have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is an agricultural bioscience company developing crop innovations for sustainable global food security. The Company uses its “Trait Factory” including the “GRAIN” big data mining trait gene discovery tool as well as the Camelina oilseed “Fast Field Testing” system to develop high value seed traits for the agriculture and food industries. As a path toward commercialization of novel traits, Yield10 is pursuing a partnering approach with major agricultural companies to drive new traits into development for canola, soybean, corn, and other commercial crops. The Company is also developing improved Camelina varieties as a platform crop for the production and commercialization of nutritional oils, proteins, and PHA biomaterials. The Company’s expertise in oilseed crops also extends into canola, where it is currently field-testing novel yield traits to generate data to drive additional licensing opportunities. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation,the closing of the public offering and concurrent private placement described in this press release, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:

Yield10 Bioscience:

Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations:

Bret Shapiro, (561) 479-8566, brets@coreir.com

Managing Director, CORE IR

Media Inquiries:

Eric Fischgrund, eric@fischtankpr.com

FischTank PR